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                                                                       Exhibit 5

                       [SNELL & WILMER L.L.P. LETTERHEAD]


                                  July 8, 1999


MCM Capital Group, Inc.
500 West First Street
Hutchinson, Kansas 67501

          Re:       REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 8, 1999 pursuant to Rule 462(b) under the Securities Act (the "462(b) Registration Statement") and relating to the Company's Registration Statement on Form S-1 (No. 333-77483), including amendments and exhibits thereto (together with the 462(b) Registration Statement, the "Registration Statement"), for the proposed offer and sale by MCM Capital Group, Inc. (the "Company") of up to 2,587,500 shares of the Common Stock of the Company, including 337,500 of such shares which may be sold pursuant to an underwriters' over-allotment option (the "Shares"), we are of the opinion that at such time as (i) the registration or qualification provisions of the Securities Act of 1933, as amended, and such "Blue Sky" and securities laws as may be applicable have been complied with, and (ii) the certificates representing the Shares to be sold by the Company have been duly executed by the Company, countersigned and registered by the transfer agent/registrar, and delivered against payment therefor as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Shares to be sold by the Company will be legally issued, fully paid, and nonassessable.

     In rendering this opinion, we have reviewed and relied upon such documents and records of the Company as we have deemed necessary and have assumed the following:

          (i) the genuineness of all signatures and the authenticity of
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documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies; and

          (ii) the accuracy and completeness of Company records.

     The opinions expressed herein are limited solely to the laws of the State of Delaware.

     The opinions expressed herein are based upon the law and other matters in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which we have relied be changed.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name in the Registration Statement and to the discussion of our opinion in the prospectus included in the Registration Statement.


                                            Very truly yours,

                                            SNELL & WILMER L.L.P.
                                            /s/ Snell & Wilmer L.L.P.